                                                                       FORM 10-Q

                                                                      EXHIBIT 11
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


                                                         HICKOK INCORPORATED
                                           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                              Three Months Ended                           Nine Months Ended
                                                                    June 30,                                    June 30,
                                                        ------------------------------               -----------------------------
                                                            1998                1997                    1998               1997
                                                        -----------          ---------               ----------        -----------
PRIMARY
-------
Average shares outstanding                                1,196,695            1,193,850             1,196,217           1,193,238

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using average
    market price                                             24,440               18,858                20,122              19,407
                                                        -----------          -----------           -----------         -----------

            Total Shares                                  1,221,135            1,212,708             1,216,339           1,212,645
                                                        -----------          -----------           -----------         -----------

Net Income (Loss)                                       $    57,440          $  (236,290)          $   885,495         $  (503,000)
                                                        ===========          ===========           ===========         ===========

            Per Share                                   $       .05          $      (.19)          $       .73         $      (.41)
                                                        ===========          ===========           ===========         ===========


FULLY DILUTED
-------------
Average shares outstanding                                1,196,695            1,193,850             1,196,217           1,193,238

Net effect of dilutive
    stock options - based
    on the treasury stock
    method using period-end
    market price, if higher
    than average market price                                24,440*              18,858*               23,064              19,407*
                                                        -----------          -----------           -----------         -----------

            Total Shares                                  1,221,135            1,212,708             1,219,281           1,212,645
                                                        -----------          -----------           -----------         -----------

Net Income (Loss)                                       $    57,440          $  (236,290)          $   885,495         $  (503,000)
                                                        ===========          ===========           ===========         ===========

            Per Share                                   $       .05          $      (.19)          $       .73         $      (.41)
                                                        ===========          ===========           ===========         ===========


*Period-end market price is less than average market price, use same as primary shares.

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